UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 14, 2026
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1762 Automation Parkway San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2026, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) for a private placement of (i) 450,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), for $3.75 per share and (ii) pre-funded warrants to purchase up to 883,334 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Stock, the “Securities”).

The private placement closed on April 15, 2026. The Company received aggregate gross proceeds from the private placement of approximately $5 million, before deducting estimated placement agent commissions and expenses, which are payable by the Company.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs, but not in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The Securities Purchase Agreement is governed by the laws of the State of New York.

The Company also agreed that, from the date of the Securities Purchase Agreement until 30 days after the date that the resale registration statement required by the Registration Rights Agreement (as defined below) becomes effective (the “Effective Date”), subject to certain limited exceptions set forth in the Securities Purchase Agreement, the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement), or (ii) file any registration statement or any amendment or supplement thereto other than as contemplated pursuant to the Registration Rights Agreement. Further, until 90 days after the Effective Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), subject to certain limited exceptions set forth in the Securities Purchase Agreement; provided, however, that sales of shares of Common Stock in an “at the market” offering with A.G.P./Alliance Global Partners (the “Placement Agent”) acting as the sales agent may be made after 15 days following the closing date.

The purchase price of each Pre-Funded Warrant equals $3.75 per share minus the $0.00001 exercise price per share of the Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full.

The Pre-Funded Warrants provide that the Investor will not have the right to exercise any portion thereof if such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre‑Funded Warrants.

In connection with the private placement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) requiring the Company to file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 7th trading day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than 15th calendar day following the date of the Registration Rights Agreement, or in the event of a “limited review” by the SEC, the 30th day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 45th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Investor from reselling the Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, the Company is obligated to pay to the Investor, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement.

The Company may not file any other registration statements until all Registrable Securities (as defined in the Registration Rights Agreement) are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Registrable Securities (as defined in the Registration Rights Agreement) are sold pursuant to a registration statement.

In connection with the private placement, on April 14, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and issued to the Placement Agent warrants to purchase 66,666 shares of Common Stock (the “Placement Agent Warrants”) at an exercise price of $4.125 per share, which are exercisable 180 days from the date of commencement of sales of the private placement offering.

The above summary of the private placement, the Pre-Funded Warrants, the Placement Agent Warrants, the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such applicable agreements, copies of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities and the Placement Agent Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 7.01	Regulation FD Disclosure.

On April 14, 2026 and April 16, 2026, Momentus issued press releases announcing the pricing and closing of the private placement. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

This information and the information contained in Exhibit 99.1 and Exhibit 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated April 14, 2026, issued by Momentus Inc. announcing the pricing of the private placement.
99.2	Press Release, dated April 16, 2026, issued by Momentus Inc. announcing the closing of the private placement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler

Dated:	April 16, 2026	Title:	Chief Financial Officer